                                                                      EXHIBIT 21

  CENTRA FINANCIAL HOLDINGS INC. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-KSB
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2003

Subsidiaries of Centra Financial Holdings Inc.

      The following are the only subsidiaries of Centra Financial Holdings Inc.:

                                                                 Jurisdiction
                                                                      of
                      Name of Subsidiary                         Incorporation
                      ------------------                         -------------
    Centra Financial Corporation - Morgantown, Inc.              West Virginia

    Centra Financial Corporation - Martinsburg, Inc.             West Virginia


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